UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017

ARALEZ PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 West Credit Avenue, Suite 101, Mississauga, Ontario, Canada	L5N 0E4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (905) 876-1118

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On March 13, 2017, Aralez Pharmaceuticals Inc., a company formed under the laws of the Province of British Columbia, Canada (the “Company”), issued a press release announcing its results of operations for the quarter and full-year ended December 31, 2016.  The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosures.

As previously announced, the Company will conduct a conference call today, Monday, March 13, 2017 at 9:00 a.m. ET, to discuss its 2016 fourth quarter financial results and recent highlights.  The presentation slides to be used during the call will be available on the “Investors” section of the Company’s website (http://www.aralez.com) under the “Presentations & Webcasts” tab beginning at 9:00 a.m. ET on Monday, March 13, 2017.  A question and answer session will follow the presentation.  The conference call and the presentation slides will be simultaneously webcast on the “Investors” section of the Company’s website under the “Presentations & Webcasts” tab beginning at 9:00 a.m. ET on Monday, March 13, 2017, and will remain available for future review for two weeks after the event.  The information contained in, or that can be accessed through the Company’s website, is not a part of this filing.

Item 9.01.  Financial Statements and Exhibits

(d) List of Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated March 13, 2017, issued by Aralez Pharmaceuticals Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017	ARALEZ PHARMACEUTICALS INC.

	By:	/s/ Eric L. Trachtenberg
Eric L. Trachtenberg
General Counsel, Chief Compliance Officer and Corporate Secretary

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release, dated March 13, 2017, issued by Aralez Pharmaceuticals Inc.

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